SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 28, 2004, WesBanco, Inc. sent a notice to its directors and executive officers informing them of a blackout period which began on June 25, 2004 and was scheduled to end during the week of July 25, 2004 during which they would be unable to buy or sell shares of WesBanco common stock.

On August 2, 2004, a notice was sent to its directors and executive officers informing them that effective immediately, this blackout period has ended and they may again conduct trading in WesBanco common stock.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

August 2, 2004	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer

INDEX TO EXHIBITS
Exhibit Number                                                      Description
          99                                    Notification letter sent to Directors and Executive Officers of
                                                       WesBanco, Inc., dated August 2, 2004.